                          OFFER TO PURCHASE FOR CASH
                    ALL OUTSTANDING SHARES OF COMMON STOCK

                                      AND

    ALL OUTSTANDING SHARES OF $1.85 CUMULATIVE CONVERTIBLE PREFERENCE STOCK

                                      OF

                               BIRD CORPORATION

                                      AT

                      $5.50 NET PER SHARE OF COMMON STOCK

                                      AND

 $20 (WHICH AMOUNT SHALL NOT BE ADJUSTED FOR ANY DIVIDENDS ACCRUED AND UNPAID
  THROUGH THE EXPIRATION DATE) NET PER SHARE OF $1.85 CUMULATIVE CONVERTIBLE
                               PREFERENCE STOCK

                                      BY

                             BI EXPANSION II CORP.
                         A Wholly Owned Subsidiary of
                            CERTAINTEED CORPORATION
                    An Indirect Wholly Owned Subsidiary of
                           COMPAGNIE DE SAINT-GOBAIN

     THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
       NEW YORK CITY TIME, ON FRIDAY, FEBRUARY 13, 1998 UNLESS THE
                           OFFER IS EXTENDED.

To Our Clients:

  Enclosed for your consideration is an Offer to Purchase dated January 16, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to the offer by BI Expansion II Corp., a Massachusetts corporation (the "Purchaser") and a wholly owned subsidiary of CertainTeed Corporation, a Delaware corporation ("CertainTeed") which is an indirect wholly owned subsidiary of Compagnie de Saint-Gobain, a French corporation ("Saint-Gobain"), to purchase for cash all outstanding shares of Common Stock, par value $1.00 per share (the "Common Shares"), of Bird Corporation, a Massachusetts corporation (the "Company"), and all outstanding shares of $1.85 Cumulative Convertible Preference Stock, par value $1.00 per share (the "Preference Shares"), of the Company, upon the terms and subject to the conditions set forth in the Offer. The Common Shares and the Preference Shares are collectively referred to as "Shares". Also enclosed is the Letter to Stockholders of the Company from the President of the Company accompanied by the Company's Solicitation/Recommendation Statement on Schedule 14D-9.

  WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

  We request instructions as to whether you wish to tender any of or all the Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

  Your attention is directed to the following:

    1. The offer price is $5.50 per Common Share and $20, which amount shall not be adjusted for any dividends accrued and unpaid through the Expiration Date (as defined below), per Preference Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions of the Offer.

    2. The Offer is being made for all outstanding Common Shares and Preference Shares.

    3. The Board of Directors of the Company has unanimously approved the Offer and the Merger (as defined below) and determined that the terms of the Offer and the Merger are fair to, and in the best interests of, the stockholders of the Company and unanimously recommends that the stockholders of the Company accept the Offer and tender their Common Shares and Preference Shares.

    4. The Offer is being made pursuant to the Agreement and Plan of Merger dated as of January 12, 1998 (the "Merger Agreement"), among CertainTeed, the Purchaser and the Company pursuant to which, following the consummation of the Offer and the satisfaction or waiver of certain conditions, the Purchaser will be merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of CertainTeed (the "Merger"). In the Merger, each outstanding Share (other than Shares held by stockholders who perfect their appraisal rights under Massachusetts law, Shares held in the Company's treasury and Shares held directly by the Purchaser or CertainTeed) will be converted into the right to receive in the case of Common Shares $5.50 per Common Share and in the case of Preference Shares $20, which amount shall not be adjusted for any dividends accrued and unpaid through the effective date of the Merger, per Preference Share, in each case net to the seller in cash, without interest thereon, as set forth in the Merger Agreement and described in the Offer to Purchase.

    5. THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, FEBRUARY 13, 1998 (THE "EXPIRATION DATE"), UNLESS THE OFFER IS EXTENDED BY THE PURCHASER, IN WHICH EVENT THE TERM "EXPIRATION DATE" SHALL MEAN THE LATEST TIME AT WHICH THE OFFER, AS SO EXTENDED BY THE PURCHASER, WILL EXPIRE.

    6. The Offer is conditioned upon, among other things, (1) there being validly tendered and not withdrawn prior to the Expiration Date such number of Common Shares that would constitute at least 66 2/3% of all outstanding Common Shares (determined on a fully diluted basis), (2) there being validly tendered and not withdrawn prior to the Expiration Date such number of Preference Shares that would constitute at least 66 2/3% of all outstanding Preference Shares, (3) any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder applicable to the purchase of Shares pursuant to the Offer having expired or been terminated and (4) all consents, approvals, orders or authorizations of, or registrations, declarations or filings with any governmental authority required or necessary in connection with the Offer, the Merger and the Merger Agreement and the transactions contemplated by the Merger Agreement having been obtained and being in full force and effect.

    7. Any stock transfer taxes applicable to a sale of Shares to the Purchaser will be borne by the Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

  Your instructions to us should be forwarded promptly to permit us to submit a tender on your behalf prior to the Expiration Date.

  If you wish to have us tender any of or all the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date.

  Payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by ChaseMellon Shareholder Services, L.L.C. (the "Depositary") of (a) certificates for (or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to) such Shares, (b) a Letter of Transmittal (or fax thereof), properly completed and duly executed, with any required signature guarantees, or,

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

in the case of a book-entry transfer effected pursuant to the procedure set forth in Section 2 of the Offer to Purchase, an Agent's Message, and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES TO BE PAID BY THE PURCHASER, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

  The Offer is not being made to, nor will tenders be accepted from, or on behalf of, holders of Shares in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction. None of the Purchaser, CertainTeed or Saint-Gobain is aware of any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. To the extent the Purchaser, CertainTeed or Saint-Gobain becomes aware of any state law that would limit the class of offerees in the Offer, the Purchaser will amend the Offer and, depending on the timing of such amendment, if any, will extend the Offer to provide adequate dissemination of such information to holders of Shares prior to the expiration of the Offer. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer is being made on behalf of the Purchaser by McFarland Dewey Securities Co., L.P., the Dealer Manager for the Offer, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

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

                         INSTRUCTIONS WITH RESPECT TO
                        THE OFFER TO PURCHASE FOR CASH
                    ALL OUTSTANDING SHARES OF COMMON STOCK

                                      AND

    ALL OUTSTANDING SHARES OF $1.85 CUMULATIVE CONVERTIBLE PREFERENCE STOCK

                                      OF

                               BIRD CORPORATION

  The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase of BI Expansion II Corp. dated January 16, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal relating to shares of Common Stock, par value $1 per share (the "Common Shares"), and $1.85 Cumulative Convertible Preference Stock, par value $1 per share (the "Preference Shares"), of Bird Corporation, a Massachusetts corporation. The Common Shares and the Preference Shares are collectively referred to as the "Shares".

  This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and related Letter of Transmittal.

  Number of Shares to be Tendered:*                     SIGN HERE
 _____________________ Common Shares      _____________________________________
 _________________ Preference Shares      _____________________________________
                                                      SIGNATURE(S)

                                          _____________________________________
Daytime Area Code and Tel. No. ______     _____________________________________

                                                (PLEASE PRINT NAME(S) AND
Taxpayer Identification No. or                        ADDRESS(ES))
Social Security No. _________________
--------
Dated: _______________________ , 1998
* Unless otherwise indicated, it will be assumed that all your Shares are to be tendered.

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